Sheet1

Muniholdings Insured Fund II, Inc.
File Number: 811-9191
CIK Number: 1071899
For the Period Ending: 03/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended March 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/23/2001	$ 6,000	Long Island NY Pwr Auth	5.001%	05/01/2033
01/24/2001	950	Long Island NY Pwr Auth	5.001	05/02/2033

Last Updated on 05/29/2001
By Karen Lang